SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

            On January 10, 2005, Washington Mutual, Inc. (the “Company”) entered into a Restricted Stock Award Agreement (the “Agreement”) with Stephen J. Rotella, the Company’s newly hired President and Chief Operating Officer.  The following summary description is qualified in its entirety by reference to the Agreement, which is attached to this Form 8-K as Exhibit 10.1, and incorporated herein by reference.

            Pursuant to the Agreement, the Company awarded Mr. Rotella 220,000 shares of restricted common stock of the Company (the “Restricted Stock”).  The grant of Restricted Stock was made from, and is subject to, the Company’s 2003 Equity Incentive Plan.  The shares of Restricted Stock are subject to forfeiture by Mr. Rotella upon the termination of his employment with the Company prior to vesting for any reason other than his death or disability.  In addition, the Restricted Stock may not be transferred or sold by Mr. Rotella prior to vesting.  The Restricted Stock’s vesting schedule is as follows:

-	88,000 shares vest on July 31, 2005,
-	77,000 shares vest on January 31, 2006, and
-	55,000 shares vest on January 31, 2010.

The Restricted Stock will also vest upon termination of Mr. Rotella’s employment due to his death or disability.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits

10.1	Restricted Stock Award Agreement, by and between Washington Mutual, Inc. and Stephen J. Rotella, dated January 10, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Daryl David Daryl David Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Award Agreement, by and between Washington Mutual, Inc. and Stephen J. Rotella, dated January 10, 2005